Exhibit 2.2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER
    THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER is made as of June 17, 2021 (this “Amendment No. 2”), by and among Central Garden & Pet Company, a Delaware corporation (the “Parent”), Flora Parent, Inc., a Delaware corporation (the “Company”), and FS Equity Partners VII, L.P., a Delaware limited partnership (the “Stockholder Representative” and, together with the Parent and the Company, each, a “Party” and collectively, the “Parties”), in its capacity as the Stockholder Representative under that certain Agreement and Plan of Merger, dated as of December 30, 2020 (the “Agreement”), by and among the Parties and Genesis MergerCo, Inc., a Delaware corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger. Capitalized terms used but not defined in this Amendment No. 2 shall have the respective meanings given to such terms in the Agreement.
RECITALS
    WHEREAS, pursuant to Section 11.2 of the Agreement, the Parties desire to amend the Agreement as set forth in this Amendment No. 2, effective as of the date hereof.
AGREEMENT
    NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:
1.Amendment to Section 2.11(c) of the Agreement. The first sentence, third sentence and fourth sentence of Section 2.11(c) of the Agreement are hereby amended to replace “forty-five (45) days” with “fifty-one (51) days”.
2.No Other Amendments; Other Provisions. Except as expressly amended by this Amendment No. 2, the Agreement will remain in full force and effect without any amendment or other modification thereto, and all of the provisions of the Agreement are equally applicable to this Amendment No. 2.
3.References. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document relating to the “Asset Purchase Agreement, the “Purchase Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.
4.Counterparts. This Amendment No. 2 may be executed in separate counterparts (including, without limitation, counterparts transmitted by facsimile or by other electronic means), each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures of the Parties transmitted by facsimile or by other electronic means shall be deemed to be original signatures for all purposes and shall have the same force and effect as a manual signature.
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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 2 as of the date first above written.

PARENT:

CENTRAL GARDEN & PET COMPANY
By:    /s/ George A. Yuhas
    Name: George A. Yuhas
    Title: Secretary

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 2 as of the date first above written.

COMPANY:

FLORA PARENT, INC.
By:        /s/ George A.Yuhas
Name: George A. Yuhas
Title: Secretary
[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 2 as of the date first above written.

STOCKHOLDER REPRESENTATIVE:

FS EQUITY PARTNERS VII, L.P.
By: FS Capital Partners VII, LLC

By:        /s/ Todd W. Halloran
Name: Todd W. Halloran
Title: Vice President

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]